                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           ARTRA GROUP INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           ARTRA GROUP INCORPORATED
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                            ARTRA GROUP INCORPORATED
                               500 Central Avenue
                           Northfield, Illinois 60093

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on August 29, 1996

     As a shareholder of ARTRA GROUP Incorporated ("ARTRA" or the "Company"), you are invited to be present, or represented by proxy, at the Annual Meeting of Shareholders, to be held at the Sheraton Northshore Hotel, 933 Skokie Boulevard, Northbrook, Illinois 60062, on August 29, 1996, at 10:30 a.m. Chicago time, for the following purposes:

     1. To consider and vote on a proposed amendment to the company's articles of incorporation to eliminate the staggered election of directors effective as of the August 29, 1996 meeting.

     2. To elect Edward A. Celano, Howard R. Conant, Peter R. Harvey, John Harvey, Robert L. Johnson, Gerard M. Kenny, and Maynard K. Louis to the Board of Directors of the Company, for a term of one (1) year.

     3. To consider and vote on a proposed Amendment to the Company's Articles of Incorporation to increase the authorized common stock, without par value, of the Company from 7,500,000 shares to 20,000,000 shares.

     4. To consider and vote on the adoption of the ARTRA GROUP Incorporated Stock Option Plan.

     5. To consider and vote on the adoption of the ARTRA GROUP Incorporated Disinterested Directors' Stock Option Plan.

     6. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants for the fiscal years ended December 28, 1995 and ending December 26, 1996. See "Selection of Auditors" in the Proxy Statement.

     7. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on July 12, 1996 are entitled to vote at the Annual Meeting of Shareholders and all adjournments thereof. Since a majority of the outstanding shares of the Company's stock must be represented at the meeting in order to constitute a quorum, all shareholders are urged either to attend the meeting or to be represented by proxy.

     If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

                                          By Order of the Board of Directors



                                          Edwin G. Rymek, Secretary

July 22, 1996

     Have you moved? If so, please complete and return the change of address form on the last page.

                            ARTRA GROUP INCORPORATED
                               500 CENTRAL AVENUE
                           NORTHFIELD, ILLINOIS 60093

                                PROXY STATEMENT

     This Proxy Statement and the Notice of Meeting and Form of Proxy accompanying this Proxy Statement, which will be mailed on or about July 22, 1996, are furnished in connection with the solicitation by the Board of Directors of ARTRA GROUP Incorporated ("ARTRA" or the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Sheraton Northshore Hotel, 933 Skokie Boulevard, Northbrook, Illinois, on August 29, 1996 at 10:30 a.m., Chicago time, and any adjournments thereof.

     Shareholders of record at the close of business on July 12, 1996 (the "record date") will be entitled to one vote at the meeting for each share then held. On July 12, 1996, the record date, there were 7,492,372 shares of common stock of ARTRA outstanding and 3,750 shares of Series A Preferred Stock of ARTRA outstanding. On the matters presented to shareholders at this meeting, the shares of Series A Preferred Stock are entitled to be voted on a combined basis with the common stock and not on a class basis. Each preferred and common share is entitled to one vote in person or by proxy, with the privilege of cumulative voting in connection with the election of directors. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A shareholder may abstain from voting or may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee's name in the appropriate place on the accompanying proxy card.

     UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED PROXY WILL BE VOTED, AS SPECIFIED BELOW:

          (i) To approve an amendment to the Company's Articles of Incorporation to eliminate the staggered election of directors effective for this August 29, 1996 meeting.

          (ii) Elect Edward E. Celano, Howard R. Conant, Peter R. Harvey, John Harvey, Gerard M. Kenny, Robert L. Johnson and Maynard K. Louis as directors,

          (iii) Amend the Company's Articles of Incorporation to increase the authorized common stock, without par value, of the Company from 7,500,000 shares to 20,000,000 shares,

          (iv) To consider and vote on the adoption of the ARTRA GROUP Incorporated Stock Option Plan.

          (v) To consider and vote on the adoption of the ARTRA GROUP Incorporated Disinterested Directors' Stock Option Plan, and

          (vi) Ratify the appointment of Coopers & Lybrand L.L.P. as the Company's Independent Certified Public Accountants.

     All proxies may be revoked and execution of the accompanying proxy will not affect a shareholder's right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later dated proxy. Any shareholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy.

     THIS PROXY STATEMENT IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ARTRA. The expense of making this solicitation is being paid by the Company and consists of the preparing, assembling and mailing of the Notice of Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to shareholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram or in person without additional compensation therefor.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                   TO ELIMINATE THE STAGGERED ELECTION OF THE
                               BOARD OF DIRECTORS

     Currently, the Articles of Incorporation ("Articles") provide that the Board of Directors shall be elected for staggered terms, and, at its meetings, ARTRA has typically elected 2 directors for three year terms during each annual meeting period. ARTRA now proposes to amend the Articles to provide for the election of all directors on an annual basis. The initial purpose of establishing a staggered board of directors was premised on business factors such as management's concern about unfriendly takeover, greenmail opportunities due to a low number of common shares outstanding and other similar factors which do not exist presently. Accordingly, the Company believes that it is in the best interest of its shareholders that election of directors be changed as described above, effective as of and for the election to be conducted at this meeting. Upon acceptance by the ARTRA shareholders, a Company representative will then present the previously executed Amended and Restated Articles of Incorporation to the Department of State of the Commonwealth of Pennsylvania for filing and acceptance, and the approval will then become effective on August 29, 1996 prior to the vote to elect directors.

     In the event the shareholders do not approve the amendment as requested in this Proxy Statement, the Board of Directors has identified the Nominees and designated the expiration of their respective terms of office at the section of this Proxy Statement entitled "Election of Directors" immediately following this section.

     The Articles currently require that an 80% affirmative vote of the Directors must approve the proposed action coupled with the affirmative vote of a majority of the shareholders entitled to vote in order to satisfy the requirements set forth in the current Articles and to effect the action to eliminate the staggered election of directors, subject of course, to shareholders' approval. On July 12, 1996 the Board of Directors unanimously adopted a resolution approving the deletion of the current Article SIXTH and the substitution of Article SIXTH as set forth hereafter, and the deletion of the current Article EIGHTH and the substitution of Article EIGHTH as also set forth hereafter. (The Amended and Restated Articles of Incorporation with the substituted Article SIXTH and Article EIGHTH are attached to this proxy statement for the shareholders' reference.)

     "SIXTH. The number of directors of the Corporation shall be fixed, from time to time, in the manner provided in the By-Laws, but in no event shall the number of directors be less than six. No decrease in the number of directors shall shorten the term of any incumbent director. Any vacancy occurring in the Board of Directors caused by death, resignation, or removal, and any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of the directors in office, although less than a quorum. Each director chosen to fill a vacancy or newly created directorship shall hold office until the next election for which such director shall have been chosen and until his successor shall be duly elected and qualified."

     "EIGHTH. The provisions of Article SEVENTH and this Article EIGHTH may not be amended, altered, changed or repealed in any respect unless such amendment, alteration, change or repeal is approved by (i) the affirmative vote of the holders of shares of Voting Stock of the Corporation representing at least 80% of the votes entitled to be cast at a meeting of the shareholders duly called for the consideration of such amendment, alteration, change or repeal, or (ii) the affirmative vote of at least 80% of the directors in office, although less than a quorum, and the affirmative vote of the holders of shares of Voting Stock of the Corporation representing at least a majority of the votes entitled to be cast at such meeting of shareholders."

     The above amendments to the Articles also requires that the By-Laws be amended to conform the election of directors requirement as stated above and the elimination of the staggered election of directors. Attached to this proxy statement is a copy of the amended By-Laws that have been approved by not less than 80% of the members of the Board of Directors. The changes have been highlighted in bold type at ARTICLE VII, AMENDMENTS. No other changes to the By-Laws are required by the proposed actions.

SERIES A PREFERRED SHAREHOLDERS' VOTING RIGHTS

     As of this time, ARTRA has outstanding 3,750 shares of its Series A Preferred Stock (Series A) which have the right to cast one vote per share for
(i) election of directors, and (ii) for the proposed Amendment to the Articles. The Statement establishing the Series A states: "...each share of the Series A Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of ARTRA's shareholders, such voting rights to be indistinguishable with the voting rights attributed to a share of ARTRA's common stock."

                             ELECTION OF DIRECTORS

     Assuming the approval of the proposal to eliminate the election of a staggered board of directors, seven directors are to be elected at the annual meeting for a term of One (1) year expiring in 1997.

     The Board of Directors has nominated Edward A. Celano, Howard R. Conant, Peter R. Harvey, John Harvey, Gerard M. Kenny, Robert L. Johnson and Maynard K. Louis for election as directors for such terms. See "Information Concerning Directors and Nominee" for a description of the business experience of, and other information concerning Edward A. Celano, Howard R. Conant, Peter R. Harvey, John Harvey, Gerard M. Kenny, Robert L. Johnson and Maynard K. Louis. The By-laws of the Company require at least six directors, and seven are being nominated for election at this time.

     Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named below.

     If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, a contingency which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors.

INFORMATION CONCERNING DIRECTORS AND NOMINEE

     The following table lists the name and age of each director and nominee for director of ARTRA, his business experience during the past five (5) years, his positions with ARTRA and certain directorships.

             NAME                AGE                   POSITIONS AND EXPERIENCE
- ------------------------------   ---    -------------------------------------------------------
Term Expiring at Next Shareholders' Meeting at which Directors are Elected
John Harvey(1)................   64     Chairman of the Board of Directors and Chief Executive
                                        Officer of ARTRA; Director since 1968 and Chairman of
                                        the Board of Directors, 1985 to the present of ARTRA, a
                                        Director from 1982 to December 1995 and the Chief
                                        Executive Officer from 1990 to November 1995 of
                                        Comforce Corporation (temporary professional
                                        employment, formerly The Lori Corporation),
                                        ("Comforce") an equity holding of ARTRA representing
                                        19.5% of Comforce outstanding common stock; a Director
                                        of Plastic Specialties and Technologies, Inc. ("PST")
                                        (textiles, hose and tubing); and Director of Ozite
                                        Corporation ("Ozite"), the majority parent of PST
                                        (textiles, hose and tubing). Director of PureTec
                                        Corporation, the successor by merger to Ozite.

             NAME                AGE                   POSITIONS AND EXPERIENCE
- ------------------------------   ---    -------------------------------------------------------
Peter R. Harvey(2)............   61     President and Chief Operating Officer and a Director
                                        since 1968; Director of Comforce (temporary
                                        professional employment, formerly The Lori Corporation)
                                        from 1985 to December 1995 and a vice president through
                                        January 1996, an equity holding of ARTRA representing
                                        19.5% of Comforce outstanding common stock; a former
                                        Director and Chief Operating Officer of SoftNet
                                        Systems, Inc. ("SoftNet"). During 1995, Mr. Harvey
                                        resigned from all of the Softnet offices, formerly The
                                        Vader Group Inc. (image processing and health care cost
                                        containment); Vice President and Director of Ozite
                                        Corporation, the majority parent of PST (textiles, hose
                                        and tubing). Director of PureTec Corporation, the
                                        successor by merger to Ozite. Former Director of Rymer
                                        Foods Inc., (portion control meat products and
                                        seafood).
Gerard M. Kenny(3)............   44     Director since 1988; Executive Vice President and
                                        Director of Kenny Construction Company since 1982
                                        (diversified heavy construction); General Partner of
                                        Clinton Industries (investments), a limited partnership
                                        since 1972.
Edward A Celano(4)............   57     Executive Vice President of the Atlantic Bank of New
                                        York since May 1, 1996, Senior Vice President of
                                        National Westminster, USA from 1984 through April 1996,
                                        corporate finance.
Howard R. Conant(5)...........   71     Retired Chairman of the Board of Interstate Steel Co.,
                                        1970 to 1990, and a consultant to Interstate through
                                        1992.
Maynard K. Louis(6)...........   66     Retired Chairman of the Board of Lord Label (now known
                                        as Porter & Chatburn) from 1965 to 1989, Vice
                                        President, 1989 to 1993, a printing company. Director
                                        of ARTRA from 1993 through 1995.
Robert L. Johnson(7)..........   60     Chairman and Chief Executive Officer of Johnson Bryce,
                                        Inc., flexible packaging materials of food products
                                        since 1991, and previously for many years a vice
                                        president of Sears Roebuck & Co.

     Directors are elected in three classes to serve for terms of three years (or the balance of the term of the class) and until their successors have been elected and qualified. The Articles of Incorporation require that at least six persons serve on the Board of Directors for staggered terms, with two directors elected annually. Four vacancies presently exist due to the failure of the Company to identify persons qualified and willing to fill these vacancies. Formerly, the Company was unable to identify candidates due to various factors, including the severe financial difficulties the Company experienced in recent years, its inability to obtain directors liability insurance coverage and the risks of personal liability that would be faced by any person serving on the Board.

     In the event the shareholders do not approve the amendment to the Articles eliminating the staggered expiration of the terms of the directors, the dates of expiration of the directors currently to be elected are as follows:

(1)   Term expires 1997
(2)   Term expires 1998
(3)   Term expires 1999
(4)   Term expires 1997
(5)   Term expires 1998
(6)   Term expires 1999
(7)   Term expires 1997

     John Harvey and Peter R. Harvey are brothers. Comforce was a 64.3% owned subsidiary of ARTRA. ARTRA now owns 19.5% of that company. See Footnote 6 to the ARTRA consolidated financial statements for the year ended December 28, 1995 included in ARTRA's Form 10-K which is incorporated herein as though fully set forth for a description of the transaction by and among ARTRA, Comforce and others. PureTec International, Inc., and PST are affiliates of ARTRA.

MEETINGS OF THE BOARD OF DIRECTORS

     In 1995, the Board of Directors of the Company conducted no meetings. The Board of Directors transacted business on 24 occasions by unanimous written consent.

COMMITTEES

     The Audit Committee, presently consisting only of Gerard M. Kenny, did not meet in 1995. The Company has no nominating committees or other committees which perform similar functions. The Company has an Executive Committee, consisting of John Harvey and Peter R. Harvey. The Executive Committee did not meet in 1995. An Option and Compensation Committee was formed to consider and award options under the 1985 Stock Option Plan. The only current member of the Option and Compensation Committee is Gerard M. Kenny. The Option and Compensation Committee did not meet during 1995.

INFORMATION CONCERNING EXECUTIVE OFFICERS

     Officers are appointed annually by the board of directors of ARTRA and serve, at the pleasure of the Board, until the appointment of their successors. There are no arrangements or understandings between any officer and another person pursuant to which he was appointed to office except as hereinafter described.

     Set forth below is information concerning the executive officers and other key employees of ARTRA who were in office as of July 12, 1996.

                NAME                    AGE                            POSITION
- -------------------------------------   ---    --------------------------------------------------------
John Harvey..........................   64     Chairman of the Board and Chief Executive Officer.
Peter R. Harvey......................   61     President and Chief Operating Officer.
John G. Hamm.........................   57     Executive Vice President.
Robert S. Gruber.....................   62     Vice President -- Corporate Relations.
James D. Doering.....................   59     Vice President, Treasurer and Chief Financial Officer.
John Conroy..........................   52     Vice President -- Corporate Administration.
Lawrence D. Levin....................   44     Controller, Assistant Treasurer and Assistant Secretary.
Edwin G. Rymek.......................   66     Secretary.

     JOHN HARVEY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER. See "Information Concerning Directors" above for a description of Mr. Harvey's relevant business experience.

     PETER R. HARVEY, PRESIDENT AND CHIEF OPERATING OFFICER. See "Information Concerning Directors" above for a description of Mr. Harvey's relevant business experience.

     JOHN G. HAMM, EXECUTIVE VICE PRESIDENT. Mr. Hamm has served as Executive Vice President, since February 1988, and Vice President -- Finance, from 1975 until 1988. Mr. Hamm has also served as Vice President -- Finance, from August 1990 until July 1995, and as a Director, from 1984 until July 1995, of Ozite Corporation. Mr. Hamm also serves as a Director of SoftNet Systems, Inc. since 1985 and of PST from 1987 until January 1996.

     ROBERT S. GRUBER, VICE PRESIDENT -- CORPORATE RELATIONS. Mr. Gruber has served as Vice President -- Corporate Relations of ARTRA since 1975 and Lori Corporation from 1975 to 1995. Mr. Gruber has served as a consultant to Comforce during 1996.

     JAMES D. DOERING, VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL
OFFICER. Mr. Doering has served as Vice President, since 1980, Treasurer, since 1987, Chief Financial Officer, since February 1988, and Controller, from 1980 to 1987. Mr. Doering has also served as Vice President and Chief Financial Officer of Comforce (formerly Lori) from February 1988 through January 1996.

     JOHN CONROY, VICE PRESIDENT -- CORPORATE ADMINISTRATION. Mr. Conroy has served as Vice President -- Corporate Administration since March 1990. Prior thereto, he served as Vice President -- Corporate Administration of Sargent-Welch Scientific Company from September 1988 to December 1989. Mr. Conroy previously served in various risk management positions with ARTRA from 1978 to September 1988, most recently as Corporate Risk Director.

     LAWRENCE D. LEVIN, CONTROLLER OF ARTRA. Mr. Levin has served as Controller, since 1987, Assistant Treasurer and Assistant Secretary, since 1980, and Assistant Controller, from 1980 to 1987. Mr. Levin has also served as Controller of Comforce (formerly Lori) from December 1989 through January 1996 and as the Assistant Chief Financial Officer of Comforce from May 1993 through January 1996.

     EDWIN G. RYMEK, SECRETARY. Mr. Rymek has served as Secretary since 1987 and Secretary of Comforce from 1982 through 1995.

     Officers are appointed by the board of directors of ARTRA and its subsidiaries and serve at the pleasure of each respective board. Except for the relationship of Peter R. Harvey (a director and executive officer) and John Harvey (a director and executive officer), who are brothers, there are no family relationships among the executive officers and/or directors, nor are there any arrangements or understandings between any officer and another person pursuant to which he was appointed to office except as may be hereinafter described.

                                  COMPENSATION

DIRECTORS' COMPENSATION

     Directors who are not employees of ARTRA ("Outside Directors") are entitled to receive an annual retainer of $4,000 and $250 per meeting attended; however, no fees were paid to Outside Directors in 1995. Each Outside Director who sits on an established committee of ARTRA is entitled to receive $150 per committee meeting attended. Employees of ARTRA who also serve as directors receive no additional compensation for such service.

EXECUTIVE OFFICER COMPENSATION

     The following table shows all compensation paid by ARTRA and its subsidiaries for the fiscal years ended December 28, 1995 and December 29, 1994 and December 30, 1993, to the chief executive officer of ARTRA and each of its four other most highly compensated executive officers who were serving as executive officers of ARTRA as of December 28, 1995 and whose compensation exceeded $100,000 in 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                      COMPENSATION(1)
                                                                               ------------------------------
                                                ANNUAL COMPENSATION(1)           SECURITIES
                                           --------------------------------    UNDERLYING(3)
            NAME AND                        SALARY       SALARY                  OPTIONS -        ALL OTHER
      PRINCIPAL POSITIONS          YEAR      PAID      DEFERRED(2)    BONUS    NO. OF SHARES     COMPENSATION
- --------------------------------   ----    --------    -----------    -----    --------------    ------------
John Harvey,....................   1995    $126,200     $     -0-     $-0-        $    -0-          $2,520(4)
Chairman and Chief                 1994     126,200           -0-      -0-           4,000           2,520(5)
Executive Officer                  1993     126,200           -0-      -0-             -0-           2,431(5)
James D. Doering,...............   1995      49,900        83,500      -0-             -0-           3,470(4)
V.P. and Chief                     1994     111,333        22,267      -0-             -0-           3,000(5)
Financial Officer                  1993     111,133        22,267      -0-          31,000           3,054(5)
John G. Hamm,...................   1995      49,900        83,500      -0-             -0-           3,470(4)
Executive                          1994     111,133        22,267      -0-             -0-           3,000(5)
Vice President                     1993      55,667        22,267      -0-          13,200           2,210(5)
Robert S. Gruber,...............   1995      92,000        69,000      -0-             -0-           2,868(4)
Vice President                     1994         -0-        18,400      -0-             -0-           3,000(5)
Corporate Relations                1993      62,753       110,400      -0-          12,000           4,831(5)

- -------------------------
(1) No additional annual compensation was paid, no restrictive stock awards or stock appreciation rights were granted, and no long term incentive plan payouts were made to any of the officers listed in the table. Only compensation earned in 1995 (irrespective of the year in which paid) is considered in determining inclusion in this table.

(2) Salaries are shown as paid (or deferred) in the year earned. Any deferred salaries paid in a year subsequent to the year earned are not shown as paid in such subsequent year. All salary deferrals for the years 1993, 1994 and 1995 have been paid as of the date hereof.

(3) All of the options shown in this column were granted under the Company's 1985 Stock Option Plan at an exercise price of $3.75 per share, being the closing price of the Company's common stock on the New York Stock Exchange on the date of grant (January 8, 1993). These options expire January 8, 2003.

(4) These amounts include the Company's contributions to the 401(k) plan and amounts contributed to the ARTRA GROUP Incorporated Employee Stock Ownership Plan (the "ESOP") during 1995. See note (5) below for a further discussion of the ESOP.

(5) These amounts represent the closing price on the New York Stock Exchange of Common Stock as of the date the named officers became entitled to receive the stock (i.e., December 29, 1994 and December 30,

    1993) pursuant to the ESOP. Annual contributions were made to the ESOP at the discretion of the Board of Directors. During 1995, ARTRA contributed 15,000 common shares to the Plan with a fair market value of $71,250 ($4.75 per share) for the plan year ending December 29, 1994 and 65,000 common shares to the Plan with a fair market value of $423,000 ($6.50 per share) for the plan year ending December 30, 1993. Effective August 1, 1995, the Company terminated the ESOP and is currently in the process of distributing the related Employee accounts to participants.

                    AGGREGATED OPTION EXERCISES IN 1995 AND
                     OPTION VALUES AS OF DECEMBER 28, 1995

                             OPTION GRANTS IN 1995

     No options to purchase capital stock of the Company or other stock appreciation rights were granted by the Company in 1995 to any other executive officers of the Company named in the Summary Compensation Table.

     The following table sets forth information concerning the aggregate number and values of options held by the Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table as of December 28, 1995 which were granted to such officers in consideration of their services as officers or directors of the Company. No options held by the Chief Executive Officer or any other executive officers of the Company listed in the Summary Compensation Table were exercised in 1995.

                    AGGREGATED OPTION EXERCISES IN 1995 AND
                     OPTION VALUES AS OF DECEMBER 28, 1995

                                                                           NUMBER OF         VALUE OF UNEXERCISED
                                                                          UNEXERCISED            IN-THE-MONEY
                                                                      OPTIONS AT 12-28-95    OPTIONS AT 12-28-95
                                       SHARES ACQUIRED     VALUE         EXERCISABLE/            EXERCISABLE/
                NAME                     ON EXERCISE      REALIZED     UNEXERCISABLE(1)        UNEXERCISABLE(2)
- ------------------------------------   ---------------    --------    -------------------    --------------------
John Harvey.........................          0              $0             80,000/0             $117,600/None
James D. Doering....................          0               0             62,000/0               88,350/None
John G. Hamm........................          0               0             39,200/0               56,500/None
Robert S. Gruber....................          0               0             21,000/0               29,775/None

- -------------------------

(1) See the notes under "Principal Shareholders" for a description of the options (including exercise prices) granted to each of the executive officers listed in this table.

(2) The listed options were issued at per share exercise prices of from $3.65 per share to $3.75 per share. The market price of Common Stock as of the close of trading on December 28, 1995 on the New York Stock Exchange was $5.125 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Authority to determine the compensation of executive officers is conferred upon the Company's Board of Directors or, in the case of officers paid by Bagcraft Corporation of America ("Bagcraft"), by Bagcraft's Board of Directors. The salary of Mr. John Harvey was paid by Bagcraft.

     ARTRA's Board did not consider the compensation of its officers in 1995. The decisions concerning the cash compensation of these executive officers (including of John Harvey, the Chairman and Chief Executive Officer of ARTRA, who was compensated by Bagcraft for his services as its Chairman) were made by Peter R. Harvey, the President and Chief Operating Officer of ARTRA. Although ARTRA has an Option and Compensation Committee formed to consider and award options under ARTRA's 1985 Stock Option Plan, this committee did not meet in 1995. In December, 1995, the ARTRA Board awarded options to the Chief Executive Officer and to certain executive officers subject to approval by the shareholders of the proposed 1996 Stock Option Plan. Peter R. Harvey, John Harvey and Gerard Kenny executed the consent approving these awards. These awards were granted as compensation for late salary payments during the period 1991 to 1995. See "Transactions with Management and Others" for a description of various transactions and relationships between the Company and each of these directors.

                            PERFORMANCE INFORMATION

     Set forth below in tabular form is a comparison of the total shareholder return (annual change in share price plus dividends paid, if any, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for ARTRA, the Dow Jones Equity Market Index (a broad equity market index which includes the stock of companies traded on the New York Stock Exchange) and the Dow Jones Industrial Diversified Index (an index including companies that are involved in two or more industries in the industrial market sector or whose products are used in many industries). No dividends were paid on ARTRA common stock during the period shown. The return shown is based on the annual percentage change during each fiscal year in the five year period ended December 28, 1995.

                                     Value of $100 Invested on December 31, 1990
                                -----------------------------------------------------
                                12/31/90 12/31/91 12/31/92 12/31/93 12/31/94 12/31/95
                                -------- -------- -------- -------- -------- --------
ARTRA common stock              $100.00  $130.77  $ 61.54  $100.00  $ 78.85  $ 78.85

Dow Jones Equity Market Index   $100.00  $132.44  $143.83  $158.74  $159.93  $219.78

Dow Jones Industrial Sector     $100.00  $156.67  $171.61  $164.82  $163.30  $174.12
Container and Packaging Index


SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of July 12, 1996, there were 7,492,372 shares of Common Stock issued and outstanding. The following table sets forth the number and percentage of Common Stock known by management of ARTRA to be beneficially owned as of July 12, 1996 by (i) all stockholders known by management of ARTRA to own 5% or more of ARTRA's Common Stock, (ii) all directors of ARTRA, (iii) each executive officer included in the Summary Compensation Table and (iv) all directors, executive officers and other key employees of ARTRA as a group (9 persons). Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated.

     As of July 12, 1996, 3,750 shares of Series A Preferred Stock of ARTRA, par value $1,000 per share, were issued and outstanding. Each share of this Series A Preferred Stock entitles the holder to one vote on an equal basis with each share of Common Stock. Accordingly, for purposes of showing ownership of Common Stock in the table below, the Series A Preferred Stock is treated as Common Stock.

                             PRINCIPAL SHAREHOLDERS

        Research Center of Kabbalah(1).............................      600,772     8.0%
        Peter R. Harvey(2), Common.................................      398,176     5.3%
                             Preferred.............................        1,523    40.6%
        John Harvey(3).............................................      276,596     3.6%
        Gerard M. Kenny(4).........................................      240,048     3.2%
        Maynard K. Louis(5)........................................       88,000     1.2%
        Howard R. Conant(6)........................................       95,000     1.1%
        Robert L. Johnson..........................................        2,847        *
        John G. Hamm(7)............................................       42,248     0.6%
        Robert S. Gruber(8)........................................       40,481     0.5%
        James D. Doering(9)........................................       66,620     0.9%
        All directors and executive officers as a group (11
          persons)(3)..............................................    1,475,229    16.7%

 *  Less than 1% of the outstanding shares.

Ozite Corporation, an affiliate of ARTRA by reason of Peter R. Harvey and John Harvey being directors of the parent corporation, PureTec, is the record holder of 2,227 shares (59.4%) of the ARTRA Preferred of the 3,750 shares outstanding and may cast one vote on each issue presented to the shareholders at this meeting.
- -------------------------
(1) The address of Research Center of Kabbalah ("RCK") is 83-84 115th Street, Richmond Hill, New York 11418. The shares beneficially owned by RCK consist of 514,522 shares of Common Stock owned directly, 21,250 shares of Common Stock issuable under a warrant which expires October 29, 1998 at an exercise price of $6.00 per share, and 65,000 shares of Common Stock issuable under a warrant which expires December 31, 1998 at an exercise price of $7.00 per share.

(2) Mr. Peter R. Harvey's business address is 500 Central Avenue, Northfield, Illinois 60093. The shares beneficially owned by Mr. Harvey consist of 331,548 shares held directly by him (of which 300,725 shares are Common Stock and 1,523 are shares of Series A Preferred Stock), 23,001 shares held as trustee for the benefit of his nieces, 800 shares owned by his wife and children, 634 shares held in his ESOP account, 7,193 shares held in his individual retirement account, 20,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share and 15,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share.

(3) Mr. John Harvey's business address is 500 Central Avenue, Northfield, Illinois 60093. The shares of Common Stock beneficially owned by Mr. Harvey consist of 123,100 shares held directly by him, 1,705 shares held in his ESOP account, 5,746 shares held in his individual retirement account, 75,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 1,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, 4,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share, and an aggregate of 66,045 shares issuable under warrants expiring at various dates in 2000 and 2001 received in 1995 and 1996 as additional compensation for 1995 and 1996 short-term loans at exercise prices of $3.75 per share to $6.125 per share.

(4) The shares beneficially owned by Mr. Kenny consist of 2,000 shares of ARTRA's common stock issuable upon the exercise of an option at $10.00 per share expiring November 28, 1996, 75,652 shares held by (or issuable to) Kenny Construction Company, 14,411 shares held by Clinton Industries, and 75,001 shares issuable under a warrant held by Clinton Industries which expires November 10, 1997 at an exercise price of $5.00 per share. Kenny Construction Company holds put options to sell to ARTRA (i) 23,004 shares of Common Stock for a put price of $56.76 per share plus an amount equal to 15% per annum for each day from March 1, 1991 to the date of payment by ARTRA, which put option expires December 31, 1997, and (ii) 49,980 shares of Common Stock for a put price of $15.00 per share, subject to an annual increase of $2.25, which put option is exercisable on the later of the date ARTRA's obligations to Bank of America are repaid or the $2,500,000 note of ARTRA payable to Kenny Construction Company (as described in paragraph 5 under "Transactions with Management and Others." If the stock subject to the put is sold at a price less than the put price, the Company would remain liable to the holder of the put for the amount by which the put price of the shares exceeds the selling price. Mr. Kenny is Executive Vice President, Director and beneficial owner of 16.66% of the issued and outstanding stock of Kenny Construction Company. He is also the General Partner and a 14.28% beneficial owner of Clinton Industries, a limited partnership. See paragraphs 4 and 5 under "Transactions with Management and Others."

(5) Mr. Louis is the holder of warrants to purchase 88,000 shares of ARTRA common stock at prices of $4.50 to $7. which warrants expire on various dates commencing in 1997 and ending October 1, 2000. Comforce is currently indebted to Mr. Louis in the sum of $50,000. Mr. Louis owns 5,000 shares of Comforce common stock and warrants to purchase 5,000 shares of Comforce common stock at $2. per share expiring September 11, 2000.

(6) Mr. Conant holds 80,000 ARTRA common shares directly, Mrs. Howard Conant holds 5,000 ARTRA common shares and Mr. Conant holds a warrant to acquire 10,000 shares of ARTRA common stock at $4.75 per share which warrant expires Feb. 1, 2000. Mr. Conant owns 130,000 shares of Comforce and warrants to purchase 30,000 shares of Comforce common stock at $2.00 per share expiring September 11, 2000 and 50,000 shares Comforce at $3.375 per share which warrant expires October 17, 2000. A. G. Holding Inc., a wholly-owned subsidiary of ARTRA, is indebted to Mr. Conant in the sum of $200,000 and Comforce was formerly indebted to Mr. Conant in the sum of $300,000 which was repaid in May 1996.

(7) The shares of Common Stock beneficially owned by Mr. Hamm consist of 50 shares held directly by him, 93 shares held by him and his wife jointly, 1,639 shares held in his 401(k) plan, 1,266 shares held in his ESOP account, 25,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 1,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, and 13,200 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share.

(8) The shares of Common Stock beneficially owned by Mr. Gruber consist of 17,317 shares held directly by him, 943 shares held in his ESOP account, 1,221 shares held in his individual retirement account, 8,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 1,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, and 12,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share.

(9) The shares of Common Stock beneficially owned by Mr. Doering consist of 2,000 shares held by him in joint tenancy with his wife, 1,693 shares held in his ESOP account, 1,118 shares held in his individual retirement account, 25,000 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 6,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, and 31,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share.

     Effective October 17, 1995, Comforce, formerly a 64% owned subsidiary of ARTRA, acquired all of the capital stock of Comforce Global, Inc. ("Global"), formerly Spectrum Global Services, Inc. d/b/a YIELD Global, for consideration of approximately $6.4 million, net of cash acquired. This consideration consisted of cash to the seller of approximately $5.1 million, fees of approximately $700,000, including a fee of $500,000 to a related party, and 500,000 shares of Comforce common stock to be issued as consideration for various fees and guarantees associated with the transaction. The 500,000 shares issued by Comforce consisted of (i) 100,000 shares were issued to an unrelated party for guaranteeing the purchase price to the seller, (ii) 100,000 shares to be issued to ARTRA in consideration of its guaranteeing the purchase price to the seller and agreeing to enter into a liability assumption agreement as discussed below, 100,000 additional shares to be issued to ARTRA in exchange for Comforce Preferred Shares owned by ARTRA; (iii) 150,000 shares issued to two unrelated parties for advisory services in connection with the acquisition, and (iv) 150,000 shares to be issued to Peter R. Harvey, then a vice president and director of Comforce, for guaranteeing the payment of the purchase price (and pledging securities as collateral for the guaranty) to the seller and other guarantees to facilitate the transaction. The shares to be issued to Peter R. Harvey and ARTRA are subject to ratification by Comforce's stockholders. These transactions have been approved by Comforce's Board of Directors and current management personnel and ARTRA, which together own a majority of the outstanding common shares of Comforce and, therefore, such ratification is expected. Additionally, in conjunction with the Global acquisition, ARTRA agreed to assume substantially all pre-existing Lori liabilities and indemnify Comforce in the event any future liabilities arise concerning pre-existing environmental matters and business related litigation.

     In the fourth quarter of 1995, ARTRA and Comforce agreed that ARTRA would exchange its interest in the entire issue of Comforce Series C cumulative preferred stock for 100,000 shares of Comforce common stock. The issuance of these Comforce common shares to ARTRA are subject to approval by the Comforce's shareholders. During 1995, ARTRA received $399,000 of advances from Comforce. In 1996, Comforce advanced ARTRA an additional $54,000. Through May 31, 1996 ARTRA repaid the above advances and paid down, assumed or otherwise settled approximately $2,300,000 of the pre-existing Comforce liabilities it assumed in conjunction with the Comforce Global acquisition.

     John Harvey was the chief executive officer and the chairman of the board of Comforce until November 1995. Peter R. Harvey was a vice president and a director of Comforce through January 1, 1996. James D. Doering was the vice president and chief financial officer of Comforce through January 1996. Lawrence
D. Levin was the controller and assistant chief financial officer of Comforce through January 1996. Edwin Rymek was the secretary of Comforce through November 1995.

     In January 1995, ARTRA borrowed $100,000 from John Harvey on a short-term basis evidenced by a note due March 20, 1995 and bearing interest at 8% per annum. This loan, as well as other short-term borrowings from John Harvey, aggregating $175,000 at December 28, 1995, have been renewed as they matured during 1995. In February 1996 ARTRA repaid $50,000 to Mr. Harvey. In May 1996 ARTRA repaid Mr. Harvey's loans and related accrued interest in their entirety. As additional compensation the loans provided for the issuance of warrants to purchase ARTRA common shares, as determined by the number of days the loans are outstanding. John Harvey received warrants to purchase an aggregate of 66,045 shares of ARTRA common stock at prices ranging from $3.75 to $6.125 per share as additional compensation for his loans to ARTRA.

     During 1990 and 1991, ARTRA made advances to Peter R. Harvey, of which $820,000 (including $112,000 in accrued interest) remained outstanding at December 30, 1993. The outstanding principal balance of these advances bears interest at the prime rate plus 2%. ARTRA had previously borrowed funds from Mr. Harvey evidenced by a $2,000,000 ARTRA note payable to him. Upon Mr. Harvey's surrender of this note to ARTRA (which note had previously been pledged by him to secure obligations he owed to another company), ARTRA applied the $2,000,000 to amounts due from him.

     In addition to the advances made directly by ARTRA, certain advances were previously made to Mr. Harvey by Bagcraft prior to its acquisition by ARTRA in 1990. In December 1993, $1,894,000, representing the total amount of these advances (including accrued interest of $120,000) was transferred from ARTRA's Bagcraft subsidiary to ARTRA as a dividend (a portion of which interest has been reserved on ARTRA's books).

     In February 1996, a bank agreed to discharge all amounts under its ARTRA notes ($12,063,000 plus accrued interest and fees) and certain obligations of ARTRA's president, Peter R. Harvey for ARTRA's cash payment of $5,050,000, Mr. Harvey's cash payment of $100,000 and Mr. Harvey's $850,000 note payable to the bank. ARTRA recognized a gain on the discharge of this indebtedness in the first quarter of 1996 in the sum of $9,424,000. Of the amount of the $5,050,000 cash payment to the bank applicable to Peter R. Harvey, $1,089,000 was charged to amounts due from Peter R. Harvey. As collateral for this advance and other previous advances, Mr. Harvey provided ARTRA a $2,150,000 security interest in certain real estate. See also the section in this Proxy Statement entitled "Settlement of the Bank of America Illinois Debt" for additional information.

     In May 1991, ARTRA's Fill-Mor subsidiary made advances to Peter R. Harvey. The advances, made out of a portion of the proceeds of a short-term bank loan, bear interest at the prime rate plus 2%. The amount of these advances at March 30, 1995 was $1,540,000 (including $398,000 of accrued interest). In April, 1995, these advances from ARTRA's Fill-Mor subsidiary to Peter R. Harvey were transferred to ARTRA as a dividend.

     The aggregate amount of all advances to Mr. Harvey which remained outstanding as of May 28, 1996 was $3,704,953. ARTRA has accrued interest in the sum of $1,395,434 on the principal owed to it by Mr. Harvey. Commencing January 1, 1993 to date, interest on these advances to Peter R. Harvey has been accrued and fully reserved.

     Peter R. Harvey has not received compensation for his services other than nominal amounts as an officer or director of ARTRA or any of its subsidiaries since October 1990. Additionally, Mr. Harvey has agreed not to accept any compensation for his services as an officer or director of ARTRA or any of its subsidiaries until his obligations to ARTRA, described above, are fully satisfied. Additionally, since December 31, 1986, Peter R. Harvey has guaranteed approximately $40,000,000 of ARTRA obligations to private and institutional lenders (John Harvey also was a co-guarantor of a $26,700,000 loan included in that total with Peter R. Harvey), and has also hypothecated personal assets as security for the ARTRA obligations which are described in this proxy statement.

     Under Pennsylvania Business Corporation Law of 1988, ARTRA (a Pennsylvania corporation) is permitted to make loans to officers and directors. Further, under the Delaware General Corporation Law, Fill-Mor (a Delaware corporation) is permitted to make loans to an officer (including any officer who is also a director, as in the case of Peter R. Harvey), whenever, in the judgment of the directors, the loan can reasonably be expected to benefit Fill-Mor.

     At the September 19, 1991 meeting, ARTRA's Board of Directors discussed but did not act on a proposal to ratify the advances made by ARTRA to Peter R. Harvey. The 1992 advances made by ARTRA to Peter R. Harvey were ratified by ARTRA's Board of Directors. In the case of the loan made by Fill-Mor to Peter R. Harvey, the Board of Directors of Fill-Mor approved the borrowing of funds from Fill-Mor's bank loan agreement, a condition of which was the application of a portion of the proceeds thereof to the payment of certain of Peter R. Harvey's loan obligations to the bank. However, the resolutions did not acknowledge the use of such proceeds for this purpose and the formal loan documents with the bank did not set forth this condition (though in fact, the proceeds were so applied by the bank).

     Please see the section entitled "ARTRA Participation in Peter Harvey Note, Collateral Provided to ARTRA" hereafter for a description of pledges, mortgage and security interests granted to ARTRA on assets owned by Peter R. Harvey.

     During 1986 and through August 10, 1988, ARTRA entered into a series of short-term borrowing agreements with private investors. Each agreement granted an investor a put option, principally due in one year, that required ARTRA to repurchase any or all of the shares sold at a 15% to 20% premium during a specified put period. Kenny Construction Company ("Kenny") entered into a put option agreement with ARTRA, which has been extended from time to time, most recently on November 11, 1992. At such time ARTRA and Kenny agreed to extend the put option whereby Kenny received the right to sell to ARTRA 23,004 shares of ARTRA common stock at a put price of $56.76 plus an amount equal to 15% per annum for each day from March 1, 1991 to the date of payment by ARTRA, which option expires December 31, 1997.

     Gerard M. Kenny, a director of ARTRA, is the Executive vice-president and Chief Executive Officer and a director of Kenny and beneficially owns 16.66% of Kenny's capital stock.

     On March 21, 1989, ARTRA borrowed $5,000,000 from its bank lender evidenced by a promissory note. This note has been amended and extended from time to time. The borrowings on this note were collateralized by, among other things, a $2,500,000 personal guaranty by Kenny (see paragraph 4 above for a discussion of Mr. Gerard M. Kenny's relationship with Kenny). Kenny received compensation in the form of 833 shares of ARTRA common stock for each month that its guaranty remained outstanding through March 31, 1994.

Under this arrangement, Kenny received 49,980 shares of ARTRA common stock as compensation for its guaranty.

     On March 31, 1994, ARTRA entered into a series of agreements with its bank lender and with Kenny. Under the terms of these agreements, Kenny purchased a $2,500,000 participation in the $5,000,000 note payable to ARTRA's bank lender. Kenny's participation is evidenced by a $2,500,000 ARTRA note (the "Kenny Note") bearing interest at the prime rate. As consideration for its purchase of this participation, the bank lender released Kenny from its $2,500,000 loan guaranty. As additional consideration, Kenny received an option to put back to ARTRA the 49,980 shares of ARTRA common stock received as compensation for its $2,500,000 ARTRA loan guaranty at a price of $15.00 per share. The put option is subject to increase at the rate of $2.25 per share per annum ($19.50 at May 31, 1996). The put option is exercisable on the later of the date the Kenny Note is repaid or the date ARTRA's obligations to its bank lender are fully paid.

     On September 27, 1989, ARTRA received a proposal to purchase Bagcraft from Sage Group, Inc. ("Sage"), a privately-owned corporation. Effective March 3, 1990, a wholly-owned subsidiary of ARTRA indirectly acquired from Sage 100% of the issued and outstanding common shares of BCA Holdings, Inc., which in turn owned 100% of the stock of Bagcraft, for total consideration which was delivered to Ozite as the successor by merger to Sage, upon approval of ARTRA's shareholders. The consideration for the Bagcraft acquisition consisted of 772,000 shares of ARTRA's common stock and 3,750 shares of its $1,000 par value junior non-convertible payment-in-kind preferred stock bearing a dividend rate of 6%. The issuance of the ARTRA Common and Preferred Stock as consideration was approved by ARTRA's shareholders at the December 1990 annual meeting of shareholders. Upon the merger of Sage into Ozite on August 24, 1990, Ozite became entitled to receive this consideration, which right Ozite assigned to its PST subsidiary. Peter R. Harvey, ARTRA's President, and John Harvey, ARTRA's Chairman of the Board of Directors, were the principal shareholders of Sage and Ozite as of the times that the merger agreements were executed and the mergers consummated.

     Ozite subsequently repurchased the 3,750 shares of preferred stock in February 1992, 1,523 of which shares were subsequently assigned to Peter Harvey in consideration of his discharge of certain indebtedness of Ozite to him in April 1992. Mr. Harvey pledged these 1,523 preferred shares to ARTRA. The $4,750,000 price of the 772,000 shares of common stock and 3,750 shares of preferred stock was equal to the fair market value thereof as of January 31, 1991 as determined by an independent investment banking firm engaged by PST to make such determination.

     Peter R. Harvey and John Harvey are significant stockholders of PST's parent, PureTec, as described in Note 1 to the table under "Principal Shareholders." Peter R. Harvey is a Vice President and a director of PST and a director of PureTec. John Harvey is a director of PST and PureTec.

     In 1987, the predecessor of PST acquired a $5,000,000 subordinated note bearing interest at a rate of 13.5% per annum and 50,000 shares of 13 1/2% cumulative redeemable preferred stock of Bagcraft with a liquidation preference of $5,000,000 with $10,000,000 of the net proceeds of the PST public offering in May 1987. Interest accrued on the note at a rate of 13.5% per annum. No cash payments of interest were made during the term of the note. However, during 1992, per agreement with PST, the interest payments for 1992 were remitted by Bagcraft to ARTRA and the noteholder received Series A preferred stock of Bagcraft's parent, BCA Holdings, Inc. ("BCA") having a liquidation value of $675,000. In December 1993, the principal outstanding under this note was repaid in full in cash from proceeds of Bagcraft's new credit facility with an institutional lender and PST accepted additional BCA preferred stock having a liquidation value of $3,000,000 in satisfaction of all unpaid accrued interest thereon.

     The BCA preferred stock provides a $1,000 per share liquidation preference and annual cumulative cash dividends of $60.00 per share when and if declared by BCA. The Bagcraft redeemable preferred stock remains outstanding as of the date hereof. As of May 30, 1996, dividends in the amount of $560,000 had cumulated thereon.

SETTLEMENT OF THE BANK OF AMERICA ILLINOIS DEBT

     As of February 26, 1996, ARTRA was indebted to Bank of America Illinois, formerly known as Continental Bank N.A. ("BA") in the sum of $14,563,639.59 including accrued interest and fees (the "Prior Indebtedness"). As of February 26, 1996, Peter R. Harvey, an officer and director of ARTRA, was indebted to BA in the sum of $7,496,830 including accrued interest (the "Prior Harvey Indebtedness"), (the Prior Indebtedness and the Prior Harvey Indebtedness are collectively referred to as the "Debt", or "Prior Notes").

     On February 26, 1996, for an aggregate purchase price of $5,150,000.00 (the "Purchase Price") a private lender (the "Lender") purchased from BA (the "Debt Purchase") all of BA's interest in the Debt and was assigned all related documents and collateral. The Purchase Price was structured as follows:
$1,900,000 was loaned to Artra and $100,000 was loaned to Peter R. Harvey (collectively, the $1,900,000 and $100,000 loans are hereinafter referred to as the "Loan") by the Lender. The balance of the Purchase Price was comprised of
(i) $4,135,000 obtained by ARTRA as a dividend from Bagcraft Corporation which originated from the net proceeds of the sale of Arcar Graphics, Inc. ("Arcar") and the transactions described in the preceding section, and (ii) funds obtained through other private lenders.

     In connection with the Debt Purchase, the Lender required that BCA be substituted as the primary debtor and required BCA to execute a new Note (the "BCA Note") which replaced the Prior Notes. Accordingly, BCA executed and delivered to the Lender the BCA Note, dated as of February 26, 1996 in the original principal amount of $1,900,000.00 with a maturity date of May 26, 1996. In addition to the BCA Note, BCA was required to execute and deliver various agreements and documents in connection with the Debt Purchase and the Loan, including an option to purchase up to 40% of the outstanding common stock of Bagcraft if BCA defaults on the Loan, and which option may be repurchased by BCA if the Loan is repaid in a timely manner. As a further condition required by the Lender in connection with the Debt Purchase, ARTRA was required to execute and deliver various agreements and documents, including a guaranty of BCA's obligations to the Lender, and swap newly issued BCA Preferred stock for the Bagcraft Preferred stock as described in the preceding section. This loan was refinanced in April 1996 and therefore the option to purchase Bagcraft common stock was repurchased and is no longer outstanding.

     In order to obtain access to the $4,135,000 which was initially derived from Bagcraft's sale of the assets of Arcar, but which was borrowed from Bagcraft's line of credit, a series of actual and potential stock exchanges and transactions occurred. A description of these various exchanges follows.

     BCA / BAGCRAFT / PST

     Bagcraft purchased from BCA all of the authorized shares of a newly created BCA Class B Exchangeable Preferred stock (the "BCA B Pref") consisting of 8,135 shares, a $1,000 per share liquidation preference and annual cumulative cash dividends of $135 per share. In exchange for the BCA B Pref, BCA received $4,135,000 from Bagcraft. The BCA B Pref shares were exchangeable for a like number of shares of newly created ARTRA Class D Exchangeable Preferred stock (the "ARTRA Class D Stock") in the event of a default on the Loan which has since been repaid.

     Bagcraft then exchanged the BCA B Pref for 82.7% of the outstanding shares of Bagcraft preferred stock (the "Bagcraft Preferred") which were owned by Ozite Corporation, a wholly owned subsidiary of PureTec. Following this exchange, Ozite held all of the outstanding BCA B Pref (which as described above, was exchangeable for ARTRA Class D Stock in the event of a BCA default under the
Loan). Bagcraft then held 82.7% of the outstanding shares of its Preferred which was canceled. There are 8,650 shares of Bagcraft Preferred remaining outstanding held by PST.

     BCA / ARTRA / PST

     Default under the Loan would have also triggered an exchange of all of the outstanding shares of BCA Class A Preferred Stock consisting of 3,675 shares of $1,000 liquidation value, bearing a $60 per annum dividend (the "BCA Pref A") for a like number of newly created ARTRA Class C Preferred Stock (the "ARTRA Class C Stock").

     All outstanding shares of BCA Pref A are owned by PST. However, pursuant to the terms of the merger between PST and Ozite Corporation, certain former preferred stockholders of Ozite are entitled to the BCA Pref A and all have consented to the exchange of such shares for ARTRA Class C Stock in the event of a default under the Loan.

     BCA / LENDER

     A third class of BCA preferred stock, BCA Class C Preferred Stock ("BCA C Pref") was created in connection with the Debt Purchase. All of the authorized shares of the BCA C Pref were issued to the Lender in connection with the Debt Purchase and such shares give the Lender the right to cause a sale of Bagcraft if the Loan is not repaid in a timely manner. These BCA C Pref were surrendered to BCA upon repayment of the Loan in April 1996.

     ARTRA PARTICIPATION IN PETER HARVEY NOTE, COLLATERAL PROVIDED TO ARTRA

     As part of the Debt Purchase, ARTRA and BA entered into that certain Last-Out Participation Agreement dated as of February 26, 1996 (the "Participation Agreement") whereby ARTRA purchased from BA a $2,150,000 interest and participation in the indebtedness represented by a $3,000,000 note made by Peter Harvey to BA and, through BA, an interest and participation in all of the rights, benefits and security given to BA in connection with the indebtedness represented by such Note.

     As partial collateral for amounts due from Peter R. Harvey, the Company has received the pledge of 1,523 shares of ARTRA redeemable preferred stock (face value of $1,523,000) which are owned by Mr. Harvey. In addition, Mr. Harvey has pledged a 25% interest in Industrial Communication Company (a private company). Such interest is valued by Mr. Harvey at $800,000 to $1,000,000. During 1995, Peter R. Harvey entered into a pledge agreement with ARTRA whereby Mr. Harvey pledged additional collateral consisting of 42,067 shares of ARTRA common stock and 707,281 shares of common stock of PureTec Corporation, a publicly traded corporation. ARTRA has a first mortgage on real estate owned by Mr. Harvey with a value in excess of $2,500,000. In connection with the swap of BCA preferred stock for the Bagcraft preferred stock, Peter R. Harvey, who was entitled to receive 57% of the Bagcraft preferred, was instrumental in arranging the transactions whereby the debt was settled with BA. Additionally, without the intervention of Mr. Harvey and John Harvey who collectively owned 74% of the Bagcraft preferred to initiate and shepherd the exchange, ARTRA could not have complied with the requirements of the lenders providing the cash to fund the BA settlement, and therefore, the ARTRA Debt to BA would not have been settled. BA had previously initiated litigation to foreclose on the ARTRA Debt, and the consequences of a successful foreclosure would have been severe and adverse to ARTRA ultimately resulting in the probable loss of major assets pledged to BA and the consequent failure of ARTRA to survive.

     OTHER TRANSACTIONS

     On March 9, 1990, Maynard K. Louis, a former member of the Board of Directors, made a loan to ARTRA in the principal amount of $500,000 bearing interest at the rate of 10% per annum. This loan was repaid in 1992 through the issuance to Mr. Louis of 68,198 shares of ARTRA's common stock. On April 2, 1992, Mr. Louis made a loan to ARTRA in the principal amount of $100,000 bearing interest at the rate of 9% per annum, which loan, due April 1, 1994, has been extended. On October 1, 1993, Mr. Louis made a short term loan in the principal amount of $75,000 bearing interest at the rate of 8% per annum to ARTRA's BCA Holdings Inc. and A G Holding Corp. subsidiaries due October 22, 1993, and was repaid in January, 1994. As consideration for making or agreeing to extend these loans, Mr. Louis received the warrants to purchase ARTRA's common stock described in note 5 to the table under "Principal Shareholders."

     During 1993, The Research Center of Kabbalah ("RCK"), which holds approximately 8% of ARTRA's outstanding Common Stock (including the stock issuable upon the exercise of warrants) as of December 28, 1995, made certain short-term loans to the Company of which $2,000,000, with interest at 10%, was outstanding at December 31, 1993. As additional compensation, RCK received warrants to purchase an aggregate of 86,250 ARTRA common shares at prices ranging from $6.00 to $7.00 per share based upon the market of ARTRA's common stock at the date of issuance. The warrants expire five years from the date of issuance. In January 1994, Kabbalah made an additional $1,000,000 short-term loan to the Company, also with interest at 10%. The proceeds of this loan were used to pay down various ARTRA short-term loans and other debt obligations. In December 1995, RCK received 126,222 shares of ARTRA common in payment of past due interest through October 31, 1995.

                   AMENDMENT OF THE ARTICLES OF INCORPORATION

     The Board of Directors, by resolution, recommends that the Articles of Incorporation of ARTRA be amended to increase the authorized Common Stock to 20,000,000 shares.

     The Articles of Incorporation presently authorize 7,500,000 shares of common stock, without par value and authorize a preferred stock, $1,000 par value, of 2,000,000 shares.

     The Board of Directors resolved that it would be in the best interest of the Company to amend the Articles of Incorporation to reflect the changes described herein to make additional common shares available for general corporate purposes. Except for 1,430,769 shares of common stock that may be issued and are presently subject to warrants that ARTRA has issued to various investors in connection with financing ARTRA from time to time in the recent past, ARTRA has no other formal plans, arrangements, understandings or definitive commitments for the issuance of any additional common stock or additional preferred stock. There are no pre-emptive rights authorized by the Articles of Incorporation. The Amended and Restated Articles of Incorporation of ARTRA is attached hereto as Appendix A.

     The following is a restatement of that portion of Article FIFTH of ARTRA's Articles of Incorporation after giving effect to the proposed amendment:

          "FIFTH. The number of shares which the Corporation has authority to issue is 20,000,000 shares of common stock, without par value and 2,000,000 shares of preferred stock, par value $1,000.00 per share. The Board of Directors shall have the authority to authorize the issuance, from time to time without any vote or other action by the shareholders of any or all shares of stock of the Corporation of any class at any time authorized.

             (a) Each share of common stock shall have equal voting powers and each such share shall be entitled to one (1) vote in all proceedings in which shareholders shall be entitled to vote. In each election for Directors every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of Directors to be elected in the same election, and he may cast the whole number of such votes for on candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes shall be elected.

             (b) The Corporation shall not issue any shares of non-voting common stock.

             (c) The preferred stock may be issued from time to time in one or more series. The designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights shall be as stated and expressed in this Article FIFTH and, to the extent not so stated and expressed, shall be fixed by resolution or resolutions providing for the issuance of such shares duly adopted by the Board of Directors (authority to do so being hereby expressly granted). Such resolution or resolutions shall: (a) fix the dividend rights of holders of shares of each such series; (b) fix the terms on which stock of each such series may be redeemed if the shares of such series are to be redeemable; (c) fix the rights of the holders of stock of each such series upon dissolution or any distribution of assets; (d) fix the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of stock of each such series; (e) fix the terms upon which the stock of each such series may be converted into or exchanged for stock of any other class or classes of any one or more series of preferred stock if the share of such series are to be convertible or exchangeable; (f) fix the voting rights, if any, of the shares of each such series; and (g) fix such other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof desired to be so fixed.

     All shares of any one series of preferred stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate thereon, and all series of preferred stock shall rank equally and be identical in all respects except as specified in the respective resolutions of the Board of Directors providing for the initial issue thereof.

     Subject to the prior and superior rights of the preferred stock as set forth in any resolution or resolutions of the Board of Directors providing for the initial issue of a particular issue of preferred stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the common stock from time to time out of any funds legally available therefore and the preferred stock shall not be entitled to participate in any such dividend. No interest shall accrue or be payable on dividends on preferred stock not paid when due.

     No holder of stock of the Corporation shall be entitled as such to any right, preemptive or otherwise to subscribe for, purchase or receive any part of the shares of stock of the Corporation at any time held in its treasury or of the unissued shares of stock of the Corporation either authorized at present or which may at any time hereafter be authorized, or of any issue of notes, bonds or debentures, whether or not convertible into any class of stock of the Corporation, or of any issue of warrants, options or rights to subscribe for shares of any class of stock of the Corporation."

     Approval of the Amendment to the Articles of Incorporation to conform to the Pennsylvania Business Corporation Law of 1988, as amended, requires an affirmative vote by the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereon at a meeting of the shareholders (assuming a quorum exists). Management intends to cast properly executed proxies in favor of the increase of the common shares and the grant of the authority to the Board of Directors for future issuances of such stock. Proxies solicited by management will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.

                            ARTRA GROUP INCORPORATED

                             1996 STOCK OPTION PLAN

     There is hereby established a 1996 Stock Option Plan (the "Plan"). The Plan provides for the grant to certain employees and others who render services to Artra or its subsidiaries of options ("Options") to purchase shares of common stock of the Company ("Common Stock").

     Purpose: The purpose of the Plan is to provide additional incentive to the officers, employees, and others who render services to the Company, who are responsible for the management and growth of the Company, or otherwise contribute to the conduct and direction of its business, operations and affairs. It is intended that Options granted under the Plan strengthen the desire of such persons to join and remain in the employ of the Company and stimulate their efforts on behalf of the Company.

     The Stock. The aggregate number of shares of Common Stock which may be subject to Options shall not exceed 2,000,000. Such shares may be either authorized and unissued shares, or treasury shares. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Plan.

     Types of Options. Options granted under the Plan shall be in the form of
(i) incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-statutory options which do not qualify under such Section ("NSOs"), or both, in the discretion of the

Board of Directors or any committee appointed by the Board (each, the "Committee"). The status of each Option shall be identified in the Option Agreement.

     Eligibility:

          ISOs may be granted to such employees (including officers and directors who are employees) of the Company as the Committee shall select from time to time.

          NSOs may be granted to such employees (including officers and directors) of the Company, and to other persons who render services to the Company, as the Committee shall select from time to time.

     General Terms of Options:

          Option Price. The price or prices per share of Common Stock to be sold pursuant to an Option (the "exercise price") shall be such as shall be fixed by the Committee but shall in any case not be less than: the fair market value per share for such Common Stock on the date of grant in the case of ISOs other than to a 10% Shareholder, 110% of the fair market value per share for such Common Stock on the date of grant in the case of ISOs to a 10% Shareholder, and the fair market value per share on the date of grant in the case of NSOs. A "10% Shareholder" means an individual who within the meaning of Section 422(b)(6) of the Code owns stock possessing 10 percent or more of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation.

          Period of Option Vesting. The Committee shall determine for each Option the period during which such Option shall be exercisable in whole or in part, provided that no ISO to a 10% Shareholder shall be exercisable more than five years after the date of grant.

          Special Rule for ISOs. The aggregate fair market value (determined at the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company, its parent or subsidiary) shall not exceed $100,000, and any excess shall be considered an NSO.

          Effect of Termination of Employment.

             The Committee shall determine for each Option the extent, if any, to which such Option shall be exercisable in the event of the termination of the Optionee's employment with or rendering of other services to the Company.

             However, any such Option which is an ISO shall in all events lapse unless exercised by the Optionee: prior to the 89th day after the date on which employment terminated, if termination was other than by reason of death; and within the twelve-month period next succeeding the death of the Optionee, if termination is by reason of death.

             The Committee shall have the right, at any time, and from time to time, with the consent of the Optionee, to modify the lapse date of an Option and to convert an ISO into an NSO to the extent that such modification in lapse date increases the life of the ISO beyond the dates set forth above or beyond dates otherwise permissible for an ISO.

          Payment for Shares of Common Stock. Upon exercise of an Option, the Optionee shall make full payment of the Option Price: in cash, or, with the consent of the Committee and to the extent permitted by it: with Common Stock of the Company valued at fair market value on date of exercise, but only if held by the Optionee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company's earnings, with a full recourse interest bearing promissory note of the Optionee, secured by a pledge of the shares of Common Stock received upon exercise of such Option, and having such other terms and conditions as determined by the Committee, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the Option and promptly to deliver to the Company a portion of the proceeds thereof equal to the exercise price, or any combination of any of the foregoing.

          Option Exercises. Options shall be exercised by submitting to the Company a signed copy of notice of exercise in a form to be supplied by the Company. The exercise of an Option shall be effective on the date on which the Company receives such notice at its principal corporate offices. The Company may cancel such exercise in the event that payment is not effected in full, subject to the terms of Section 1(e) above.

          Non-Transferability of Option. No Option shall be transferable by the Optionee or otherwise than by will or by the laws of descent and distribution. During the Optionee's lifetime, such Option shall be exercisable only by such Optionee. If an Optionee should die while in the employ of the Company, the Option theretofore granted to the Optionee, to the extent then otherwise exercisable, shall be exercisable only by the estate of the Optionee or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee.

     Other Plan Terms.

          Number of Options which may be Granted to, and Number of Shares of Common Stock which may be Acquired by Employees.

          The Committee may grant more than one Option to an individual, and, subject to the requirements of Section 422 of the Code, with respect to ISOs, such Option may be in addition to, in tandem with, or in substitution for, Options previously granted under the Plan or of another corporation and assumed by the Company.

          The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or otherwise to be conditioned upon the granting to the employee of a new Option for the same or a different number of shares of Common Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

          Period of Grant of Options. Options under the Plan may be granted at any time after the Plan has been approved by the shareholders of the Company. However, no Option shall be granted under the Plan after August 29, 2006.

          Effect of Change in Common Stock. In the event of a reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any change in the corporate structure or shares of common stock of the Company, pursuant to any of which events the then outstanding shares of the common stock are split up or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to other shares of common stock, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares of Common Stock available under the Plan and any outstanding Option (including substitution of shares of common stock of another corporation) and the price of any Option and the fair market value determined under this Plan in such manner as it shall deem equitable in its sole discretion.

     Optionees not Shareholders. An Optionee or a legal representative thereof shall have none of the rights of a stockholder with respect to shares of Common Stock subject to Options until such shares shall be issued or transferred upon exercise of the Option.

     Option Agreement. The Company shall effect the grant of Options under the Plan, in accordance with determinations made by the Committee, by execution of instruments in writing in a form approved by the Committee. Each Option shall contain such terms and conditions (which need not be the same for all Options, whether granted at the time or at different times) as the Committee shall deem to be appropriate and not inconsistent with the provisions of the Plan, and such terms and conditions shall be agreed to in writing by the Optionee.

     Certain Definitions.

          Fair Market Value. As used in the Plan, the term "fair market value" shall mean as of any date:

             if the Common Stock is not traded on any over-the-counter market or on a national securities exchange, the value determined by the Committee using the best available facts and circumstances, if the Common Stock is traded in the over-the-counter market, based on most recent closing prices for the Common Stock on the date the calculation thereof shall be made, or if the Common Stock is listed on a national securities exchange, based on the most recent closing prices for the Common Stock of the Company on such exchange.

          Subsidiary and Parent. The term "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in Sections 424(f) and (e) of the Internal Revenue Code.

     Not an Employment Contract. Nothing in the Plan or in any Option or stock option agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time.

     Withholding Taxes:

          (a) Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may, in its sole discretion from time to time, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

          (b) In the case of shares of Common Stock that an Optionee receives pursuant to his exercise of an Option which is an ISO, if such Optionee disposes of such shares of Common Stock within two years from the date of the granting of the ISO or within one year after the transfer of such shares of Common Stock to him, the Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to such Optionee, amounts sufficient to satisfy any withholding tax obligation attributable to such disposition.

          (c) In the case of a disposition described in Section (b), the Optionee shall give written notice to the Company of such disposition within 30 days following the disposition, which notice shall include such information as the Company may reasonably request to effectuate the provisions hereof.

     Agreements and Representations of Optionees:

          As a condition to the exercise of an Option, unless counsel to the Company opines that it is not necessary under the Securities Act of 1933, as amended, and the pertinent rules thereunder, as the same are then in effect, the Optionee shall represent in writing that the shares of Common Stock being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such shares of Common Stock to sell or otherwise dispose of the same.

     Administration of the Plan:

          The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options, the times when they shall receive them and the number of shares of Common Stock to be subject to each Option, and other terms relating to the grant of Options. Directors, including those that may be members of the Committee, shall be eligible to receive Options under the Plan.

          Subject to the express provisions of the Plan, the Committee shall have authority to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and, as specified in this Plan, the fair market value of the common stock, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this section shall be conclusive.

          The Committee may, in its sole discretion, and subject to such terms and conditions as it may adopt, accelerate the date or dates on which some or all outstanding Options may be exercised.

          The Committee may require that any Option Shares issued be legended as necessary to comply with applicable federal and state securities laws.

     Amendment and Discontinuance of the Plan:

          The Board of Directors of the Company may at any time alter, suspend or terminate the Plan, but no change shall be made which will have a material adverse effect upon any Option previously granted, unless the consent of the Optionee is obtained; provided, however, that the Board of Directors may not without further approval of the shareholders, (i) increase the maximum number of shares of Common Stock for which Options may be granted under the Plan or which may be purchased by an individual Optionee, (ii) decrease the minimum option price provided in the Plan, or
     (iii) change the class of persons eligible to receive Options.

          The Company intends that Options designated by the Committee as ISOs shall constitute ISOs under Section 422 of the Code. Should any provision in this Plan for ISOs not be necessary in order to so comply or should any additional provisions be required, the Board of Directors of the Company may amend the Plan accordingly without the necessity of obtaining the approval of the shareholders of the Company.

     Other Conditions: If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, and the Company shall not be required to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options under the Plan, and the right to exercise any such Option may be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

     At the time of any grant or exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making certain representations to the Company and the satisfaction of the Company with the correctness of such representations.

     Approval; Effective Date; Governing Law. The Plan was adopted by the Board of Directors on July 8, 1996. This Plan shall be interpreted in accordance with the internal laws of the State of Pennsylvania.

     Approval of the Amendment to approve the adoption of the stock option plans requires an affirmative vote by the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereon at a meeting of the shareholders (assuming a quorum exists). Management intends to cast properly executed proxies in favor of the establishment of the ARTRA stock option plan and Proxies solicited by management will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.

                            ARTRA GROUP INCORPORATED

                 1996 DISINTERESTED DIRECTORS STOCK OPTION PLAN

     There is hereby established a 1996 Disinterested Directors Stock Option Plan (the "Plan"). The Plan provides for the grant to certain directors of Artra of options ("Options") to purchase shares of common stock of the Company ("Common Stock").

     Purpose: The purpose of the Plan is to provide incentive to directors of the Company who are not employees or officers to receive options or awards which will disqualify them from serving as disinterested persons (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) in the administration of the Company's stock option plans.

     The Stock: The aggregate number of shares of Common Stock which may be subject to Options shall not exceed 200,000. Such shares may be either authorized and unissued shares, or treasury shares. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Plan.

     Type of Options:

          Options granted under the Plan shall be in the form of non-statutory options.

     Eligibility:

          The Company will grant to each director who participates in this Plan an Option to purchase a maximum of 10,000 shares of Common Stock if such person first became a director concurrently with or after the adoption of this Plan, and an Option to purchase 2,500 shares of Common Stock on each February 1 thereafter so long as such person on such May 1 continues to serve as a disinterested director in the administration of the Company's stock option plans, and so long as such February 1 is at least six months after the initial date upon which such person became a director.

     General Terms of Options:

          Option Price. The price or prices per share of Common Stock to be sold pursuant to an Option (the "exercise price") shall be the fair market value on the date of grant.

          Period of Option Vesting. All Options shall vest immediately, provided that Optionee must retain ownership of shares acquired upon exercise of an Option until six months has elapsed from the date of grant of the Option.

          Effect of Termination of Director Status.

             Each Optionee must exercise his or her Option within 10 days after such Optionee ceases to be a director of the Company, unless such termination is the result of permanent disability or upon retirement after having attained age 65, in which event such exercise shall be valid if made within one year after such termination. However, if the Optionee should die while a director, the Option shall be exercisable only by the estate of the Optionee or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee, and only within the one-year period next succeeding the death of the Optionee.

          Payment for Shares of Common Stock. Upon exercise of an Option, the Optionee shall make full payment of the Option Price: in cash, with Common Stock of the Company valued at fair market value on date of exercise, but only if held by the Optionee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company's earnings, with a full recourse interest bearing promissory note of the Optionee, secured by a pledge of the shares of Common Stock received upon exercise of such Option, and having such other terms and conditions as determined by the Board of Directors or any committee appointed by the Board (each, the "Committee"), by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the Option and promptly to deliver to the Company a portion of the proceeds thereof equal to the exercise price, or any combination of any of the foregoing.

          Option Exercises. Options shall be exercised by submitting to the Company a signed copy of notice of exercise in a form to be supplied by the Company. The exercise of an Option shall be effective on the date on which the Company receives such notice at its principal corporate offices. The Company may cancel such exercise in the event that payment is not effected in full, subject to the terms stated above.

          Non-Transferability of Option. No Option shall be transferable by the Optionee or otherwise than by will or by the laws of descent and distribution. During the Optionee's lifetime, such Option shall be exercisable only by such Optionee. Upon an Optionee's death, the Option theretofore granted to the Optionee, to the extent then otherwise exercisable, shall be exercisable only by the estate of the Optionee or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee.

     Other Plan Terms.

          Period of Grant of Options. No Option shall be granted under the Plan after August 29, 2006.

          Effect of Change in Common Stock. In the event of a reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any change in the corporate structure or shares of common stock of the Company, pursuant to any of which events the then outstanding shares of the common stock are split up or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to other shares of common stock, or in the case of any other transaction described in Section 424(a) of the Code, the number and kind of shares of Common Stock available under the Plan and any outstanding Option (including substitution of shares of common stock of another corporation) and the price of any Option and the fair market value determined under this Plan shall be appropriately adjusted.

          Optionees not Shareholders. An Optionee or a legal representative thereof shall have none of the rights of a stockholder with respect to shares of Common Stock subject to Options until such shares shall be issued or transferred upon exercise of the Option.

     Option Agreement. The Company shall effect the grant of Options under the Plan by execution of an instrument consistent with the terms and conditions set forth in this Plan. The execution of such instrument shall be a pre-condition to participation in the Plan.

     Certain Definitions.

          Fair Market Value. As used in the Plan, the term "fair market value" shall mean as of any date:

             if the Common Stock is not traded on any over-the-counter market or on a national securities exchange, the value determined by the Committee using the best available facts and circumstances, if the Common Stock is traded in the over-the-counter market, based on most recent closing prices for the Common Stock on the date the calculation thereof shall be made, or if the Common Stock is listed on a national securities exchange, based on the most recent closing prices for the Common Stock of the Company on such exchange.

          Subsidiary and Parent. The term "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in Sections 424(f) and (e) of the Internal Revenue Code.

     Agreements and Representations of Optionees:

          As a condition to the exercise of an Option, unless counsel to the Company opines that it is not necessary under the Securities Act of 1933, as amended, and the pertinent rules thereunder, as the same are then in effect, the Optionee shall represent in writing that the shares of Common Stock being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such shares of Common Stock to sell or otherwise dispose of the same.

     Administration of the Plan:

          The Plan shall be administered, to the extent required, by the Committee.

          Subject to the express provisions of the Plan, the Committee shall have authority to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this section shall be conclusive.

          The Committee may require that any Option Shares issued be legended as necessary to comply with applicable federal and state securities laws.

     Amendment and Discontinuance of the Plan:

          The Board of Directors of the Company may at any time alter, suspend or terminate the Plan, but no change shall be made which will have a material adverse effect upon any Option previously granted, unless the consent of the Optionee is obtained; provided, however, that the Board of Directors may not without further approval of the shareholders: increase the maximum number of shares of Common Stock for which Options may be granted under the Plan or which may be purchased by an individual Optionee; cause shares to be granted at less than fair market value or change such price once a grant has been made; or change the class of persons eligible to receive Options; and provided, further, that Plan provisions referred to in Rule 16b-3(c)(2)(ii)(A) under the Securities Exchange Act of 1934 may in no event be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     Other Conditions: If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, and the Company shall not be required to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options under the Plan, and the right to exercise any such Option may be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

     At the time of any grant or exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making certain representations to the Company and the satisfaction of the Company with the correctness of such representations.

     Approval; Effective Date; Governing Law. The Plan was adopted by the Board of Directors on July 12, 1996. This Plan shall be interpreted in accordance with the internal laws of the State of Pennsylvania.

     Approval of the Amendment to approve the adoption of the ARTRA 1996 Disinterested Directors Stock Option Plan requires an affirmative vote by the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereon at a meeting of the shareholders (assuming a quorum exists). Management intends to cast properly executed proxies in favor of the establishment of the ARTRA 1996 Disinterested Directors Stock Option Plan unless a contrary vote or authority withheld is specified.

                             SELECTION OF AUDITORS

     The Board of Directors appointed Coopers & Lybrand L.L.P., independent certified public accountants, to audit the financial statements of the Company and its wholly-owned subsidiaries for the fiscal years ended December 28, 1995 and ending December 26, 1996. Coopers & Lybrand L.L.P. has served as principal auditors for the Company since 1962.

     This appointment is being presented to shareholders for ratification of the appointment for the year ended in 1995 and approval for the audit to be conducted for the year ending 1996. The favorable vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote (assuming a quorum is present) is required to ratify the appointment.

     A representative of Coopers & Lybrand L.L.P. is expected to attend the meeting and will be afforded an opportunity to make a statement if he desires to do so. He is also expected to be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote FOR the proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.

                            SHAREHOLDERS' PROPOSALS

     Any shareholder may notify management of his intention to present a proposal for action at the next annual meeting by delivery of a notice to be reviewed by management not less than 120 calendar days in advance of the solicitation date of ARTRA's next annual meeting or for action at any other meeting at a reasonable time before solicitation is made, and any proposal received by April 30, 1997 will be considered for action at the next annual meeting notwithstanding that it is received less than 120 days prior to the next solicitation date. Such notices should be submitted to ARTRA GROUP Incorporated, 500 Central Avenue, Northfield, Illinois 60093, Attention: Corporate Secretary.

                           GENERAL AND OTHER MATTERS

     Management knows of no matters, other than those referred to in this proxy statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

     The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

     You are urged to sign and return your proxy promptly.

                                          ______________________________________
                                          Edwin G. Rymek
                                          Secretary

July 22, 1996

                                HAVE YOU MOVED?

ARTRA GROUP Incorporated
500 Central Avenue
Northfield, Illinois 60093

Please change my address on the books of ARTRA GROUP Incorporated.

Name of Owner

_______________________________________________________________
Print Name exactly as it appears on Stock Certificate

From (Old Address)______________________________________________________________
(Please print)

To (New Address)

________________________________________________________________________________
Street Address              City or Town              State             Zip Code

Date______________________________

Signature_______________________________________________________________
Owner(s) should sign name(s) exactly as appears on Stock Certificate. If this form is signed by a representative, evidence of authority should be supplied.

                  MAY BE ENCLOSED IN ENVELOPE WITH PROXY CARD

                                  PROXY CARD

                           ARTRA GROUP INCORPORATED
             Proxy Solicited on Behalf of the Board of Directors
                                     for
                        Annual Meeting of Shareholders
                               August 29, 1996

        The undersigned, revoking any proxy heretofore given, hereby appoints James Doering and Lawrence Levin, or each or any of them the attorney and proxy for the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares that the undersigned, if personally present, would be entitled to vote at the Annual Meeting of Shareholders of Artra Group Incorporated to be held on August 29, 1996 at the Sheraton Northshore Hotel, 933 Skokie Boulevard, Northbrook, IL 60062 at 10:30 local time, and at any adjournment thereof.

        Unless a contrary direction is indicated, this Proxy will be voted FOR the election as directors of all nominees listed in the accompanying Proxy Statement and FOR approval of all matters as described in the Proxy Statement; if specific instructions are indicated, this Proxy will be voted in accordance therewith. The Board of Directors recommends a vote FOR all of the listed nominees.


                                (continued, and to be signed on reverse side)
- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

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DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.                                           Please mark            [X]
                                                                                                        your votes as
                                                                                                        indicated in
                                                                                                        this example




Proposal 1:  Approval of proposed amendment to Company's
             Articles of Incorporation to eliminate the staggered    FOR      AGAINST    ABSTAIN
             election of Directors                                   [ ]        [ ]        [ ]

                                                                                                  Withhold
Proposal 2:  Election of Directors                                      Vote for all nominees     for all
                                                                          OR withhold only        nominees
Edward C. Celano      John Harvey     Gerard M. Kenny                     those nominees
Robert L. Johnson     Howard R. Conant                                   marked to the left
Peter R. Harvey       Maynard K. Lewis                                          [ ]                 [ ]

- -----------------------------------------------------------------------
Vote for all nominees, withhold (vote against) all nominees or withhold for individual nominees.

Proposal 3:  Approval of proposed amendment to
             Company's Articles of Incorporation to                  FOR      AGAINST    ABSTAIN
             increase the authorized common stock, with-             [ ]        [ ]        [ ]
             out par value, of the Company from
             7,500,000 Shares to 20,000,000 Shares

Proposal 4:  Approval of the ARTRA GROUP
             Incorporated Stock Option Plan.                         [ ]        [ ]        [ ]

Proposal 5:  Approval of the ARTRA GROUP
             Incorporated Disinterested Directors                    [ ]        [ ]        [ ]
             Stock Option Plan.

Proposal 6:  Coopers & Lybrand L.L.P. as the indepen-
             dent public accountants.                                [ ]        [ ]        [ ]

                          Mark here if you wish to attend and vote your shares at the
                          meeting.                                                         [ ]

                          Shareholder
                          Address:
                                       -------------------------------------------------------

                                       -------------------------------------------------------
                          Date:
                                       -------------------------------------------------------
                                                       Important:  Sign below
                          Signature
                                    ----------------------------------------------------------

                          Signature if held jointly
                                                    ------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
                                                     - FOLD AND DETACH HERE -
